                                                                    Exhibit 11

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                                                       AMERIKING, INC.
                                                       CALCULATION OF EPS
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
                                                                                          Dec. 29, 1998 to      Dec. 30, 1997 to
                                                                                           March 29, 1999        March 30, 1998
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INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                                                           (601,000)             (304,000)
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Earnings available to stockholders
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Dividends
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     Preferred Stock                                                                              (143,000)             (113,000)
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     Senior Preferred Stock                                                                     (1,267,000)           (1,131,000)
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Amortization of issuance costs                                                                     (30,000)              (30,000)
                                                                                          ----------------      ----------------
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Income (loss) before extraordinary item available to common stockholders                         (2,041,000)           (1,578,000)
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Extraordinary item - loss from early extinguishment of debt (net of taxes)                             --                    --
                                                                                          ----------------      ----------------
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Income (loss) available to common stockholders                                                  (2,041,000)           (1,578,000)
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Weighted average number of common shares                                                           902,992               902,992
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Dilutive effect of options and warrants                                                                --                    --
                                                                                          ----------------      ----------------
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Weighted average number of common shares outstanding - basic                                       902,992               902,992
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Net income (loss) per common share before extraordinary item - basic                                 (2.26)                (1.75)
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Extraordinary item - basic                                                                             --                    --
                                                                                          ----------------      ----------------
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Net income (loss) per common share - basic                                                           (2.26)                (1.75)
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Net income (loss) per common share before extraordinary item - diluted                               (2.26)                (1.75)
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Extraordinary item - diluted                                                                           --                    --
                                                                                          ----------------      ----------------
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Net income (loss) per common share - diluted                                                         (2.26)                (1.75)
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Weighted average number of common shares basic:
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     Original shares                                                                               863,290               863,290
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     Option shares                                                                                   9,702                 9,702
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     Warrant shares                                                                                    --                    --
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     Common stock units                                                                             30,000                30,000
                                                                                          ----------------      ----------------
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     Total                                                                                         902,992               902,992
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Weighted average number of common shares - diluted
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     Original shares                                                                               863,290               863,290
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     Option shares                                                                                   9,702                 9,702
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     Warrant shares                                                                                    --                    --
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     Common stock units                                                                             30,000                30,000
                                                                                          ----------------      ----------------
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     Total                                                                                         902,992               902,992
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